                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AAMES FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   95-4340340
                      (I.R.S. employer identification No.)

              3731 WILSHIRE BOULEVARD, 10TH FLOOR
                   LOS ANGELES, CALIFORNIA                   90010
           (Address of principal executive offices)        (ZIP Code)

                           AAMES FINANCIAL CORPORATION
                            1995 STOCK INCENTIVE PLAN

                              (Full title of plan)

                BARBARA S. POLSKY, ESQ.                              Copies of communications to:
          3731 WILSHIRE BOULEVARD, 10TH FLOOR                      C.N. FRANKLIN REDDICK III, ESQ.
             LOS ANGELES, CALIFORNIA 90010                      TROOP MEISINGER STEUBER & PASICH, LLP
         (NAME AND ADDRESS OF AGENT FOR SERVICE)                       10940 WILSHIRE BOULEVARD
                      (213) 351-6100                                         EIGHTH FLOOR
(Telephone number, including area code, of agent for service)       LOS ANGELES, CALIFORNIA 90024
                                                                            (310) 824-7000

                         CALCULATION OF REGISTRATION FEE
                                   Proposed      Proposed
   Title of         Number of       Maximum       Maximum
   Securities        Shares        Offering      Aggregate     Amount of
   to be              to be        Price Per     Offering    Registration
   Registered      Registered    Share (1)(2)  Price (1)(2)       Fee
- --------------------------------------------------------------------------------
Common Stock(3)    750,000          $17.25       $12,937,500
                   141,188          $30.00        $4,235,640
                    42,289          $11.92          $504,084
                    25,000          $41.88        $1,047,000
                    15,000          $18.50          $277,500
                     4,500          $21.50           $96,750
                    70,549          $50.50        $3,562,725
                                                 -----------
                                                 $22,661,199      $7,814

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)      Calculated pursuant to Rule 457(c) and 457(h)(1).
(3) Includes certain Preferred Stock Purchase Rights of Registrant, exercisable upon the occurrence of certain events. See "Description of Capital Stock -- Anti-takeover Provisions" in the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, incorporated herein.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996; and

         (b) the Registrant's Current Reports on Form 8-K dated July 10, 1996, August 7, 1996, August 13, 1996 and September 12, 1996
                  (including Form 8-K/A dated September 16, 1996).

         All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has adopted provisions in its Certificate of Incorporation which limit the liability of directors. As permitted by applicable provisions of the Delaware General Corporation law (the "Delaware Law"), directors will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Registrant or its stockholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Registrant or its stockholders, that involve intentional misconduct or knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Registrant or its stockholders, or that show a reckless disregard for his duty to the Registrant or its stockholders in circumstances in which he was or should have been aware, in the ordinary course of performing his duties of a risk of serious injury to the Registrant or its stockholders, or (iii) based on transactions between the Registrant and its directors or other corporations with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the Delaware Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Bylaws provide that the Registrant must indemnify its directors and officers to the full extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary under the Delaware Law, and the Registrant has entered into indemnification agreements (the "Indemnification Agreements") with its directors providing such indemnity. The Indemnification Agreements constitute binding agreements between the Registrant and each of the other parties thereto, thus preventing the Registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to an Indemnification Agreement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      4.1    Registrant's 1995 Stock Incentive Plan.(1)
      5.1 Opinion of Barbara S. Polsky, Esq., Senior Vice President, General Counsel, regarding validity of securities.
      23.1   Consent of Price Waterhouse LLP.
      23.2   Consent of KPMG Peat Marwick LLP.
      23.3 Consent of Barbara S. Polsky, Esq., Senior Vice President, General Counsel (included in Exhibit 5.1).

- -----------------------------

1. Incorporated by reference from Registrant's Annual Report on Form 10-K for the Year Ended June 30, 1996.


ITEM 9.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of September 12, 1996.

                                  AAMES FINANCIAL CORPORATION
                                           (Registrant)

                                  By:       /s/ Gary K. Judis
                                     -------------------------------------------
                                                  Gary K. Judis
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary K. Judis and Gregory J. Witherspoon and each of them, his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by the virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                      TITLE                                         DATE
- ---------                                      -----                                         ----
 /s/ Gary K. Judis                        Chief Executive Officer,                     September 12, 1996
- ----------------------------------        President, Director
Gary K. Judis

 /s/ Cary H. Thompson                     Chief Operating Officer, Director            September 12, 1996
- -------------------------------
Cary H. Thompson

 /s/ Gregory J. Witherspoon               Executive Vice President - Finance,          September 12, 1996
- -------------------------------           Chief Financial Officer, Director
Gregory J. Witherspoon

 /s/ Bobbie J. Burroughs                  Executive Vice President - Administration,   September 12, 1996
- ---------------------------------         Secretary, Director
Bobbie J. Burroughs

 /s/ Mark E. Elbaum                       Senior Vice President - Finance,             September 12, 1996
- --------------------------------          Principal Accounting Officer
Mark E. Elbaum

 /s/ Neil B. Kornswiet                    Executive Vice President, Director           September 12, 1996
- ----------------------------------
Neil B. Kornswiet

 /s/ Joseph R. Cerrell                    Director                                     September 12, 1996
- -----------------------------------
Joseph R. Cerrell

 /s/ Dennis F. Holt                       Director                                     September 12, 1996
- -----------------------------------
Dennis F. Holt

 /s/ Melvyn Kinder                        Director                                     September 12, 1996
- -----------------------------------
Melvyn Kinder

                                  EXHIBIT INDEX

                                                                                   Sequentially
Exhibit No.                           Description                                  Numbered Page
- -----------                           -----------                                  --------------

        4.1         Registrant's 1995 Stock Incentive Plan.(1)
        5.1         Opinion of Barbara S. Polsky, Esq., Senior Vice President,
                    General Counsel, regarding validity of securities.
        23.1        Consent of Price Waterhouse LLP.
        23.2        Consent of KPMG Peat Marwick LLP.
        23.3        Consent of Barbara S. Polsky, Esq., Senior Vice President,
                    General Counsel (included in Exhibit 5.1).

- -----------------------------

1. Incorporated by reference from Registrant's Annual Report on Form 10-K for the Year Ended June 30, 1996.




                                       5